EXHIBIT 5

                                  Law Offices
                        Freedman, Levy, Kroll & Simonds
                 Washington Square, 1050 Connecticut Ave., N.W.
                          Washington, D.C. 20036-5366
                                 (202) 457-5100

                                                               Cable "Attorneys"
                                                        Telecopier: 202-457-5151


                                 June 13, 1995


Infodata Systems Inc.
12150 Monument Drive, Suite 400
Fairfax, Virginia  22033

                 Re:  Registration Statement on Form S-8

Gentlemen:

     We have represented Infodata Systems Inc. (the "Company") in connection with its Registration Statement on Form S-8 being filed today with the Securities and Exchange Commission (together with all exhibits thereto, the "Registration Statement"). The Registration Statement relates to an offering by the Company of up to 464,984 shares of the Company's common stock, par value $.03 per share, (the "Shares") upon the exercise of options and/or warrants under the Company's 1995 Stock Option Plan, 1987 Stock Warrant Purchase Plan and 1981 Incentive Stock Option Plan (collectively, the "Plans").

     We have examined (1) the Articles of Incorporation of the Company, (2) the By-Laws of the Company, (3) the Registration Statement, (4) the Plans and (5) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

     Based upon the foregoing, it is our opinion that:

1. The Company is a corporation duly organized and existing under the laws of the State of Virginia.

2.   When the following events shall have occurred:

     (a) the Registration Statement is filed, at which time it will become effective under the Securities Act of 1933, pursuant to General Instruction D to Form S-8, and

     (b) the Shares shall have been paid for and issued in accordance with the terms of the Plans,

the Shares thus sold will be legally issued, fully paid and non-assessable.

     This firm hereby consents to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                         Sincerely,




                                         FREEDMAN, LEVY, KROLL & SIMONDS